Exhibit 99.1

Senetek PLC Appoints William O’Kelly as Chief Financial Officer

NAPA, Calif., April 13 /PRNewswire-FirstCall/ — Senetek PLC (OTC Bulletin Board: SNTKY—News), http://www.senetekplc.com/, today announced the appointment of William F. O’Kelly as Chief Financial Officer, replacing Dawn Croft, who has acted as Chief Financial Officer on a consulting basis since December 2005. Mr. O’Kelly is a certified public accountant with over 15 years experience providing audit and tax services with the accounting firm of Ernst & Young and broad experience in public company accounting and reporting, equity and debt financings and management of financial control systems and organizational development. His most recent positions were as Chief Financial Officer of Agentis Software, a Walnut Creek, California-based applications development software company from 2001 through 2005 and Vice President Finance and Treasurer of Informix Software, a $1 billion plus database software developing and licensing company in Menlo Park, California, from 1997 to 2001.

Commenting on the appointment, Frank J. Massino, Chief Executive Officer, said, “We are very pleased with having Bill join our management team. Bill brings to Senetek an expansive scope of experience and expertise in accounting and finance along with hands-on business experience. His abilities and energy are a perfect match with our management team and we are excited about his coming on board and helping us achieve to our full potential.”

Bill stated on his appointment, “Senetek has a well established position in the high growth market for dermatological and skin care products. I look forward to using my experience and leadership skills to help achieve further growth and success for Senetek’s business partners, customers and shareholders.”

Senetek is a life sciences-driven product development and licensing company focused on the high growth market for dermatological and skin care products primarily addressing photodamage and age-related skin conditions. Senetek’s patented compound Kinetin is a naturally occurring cytokinin that has proven effective in improving the appearance of aging skin with virtually none of the side effects associated with acid-based active ingredients. Senetek has licensed Kinetin to 14 leading global and regional dermatological and skin care marketers including Valeant Pharmaceuticals, The Body Shop and Revlon. Senetek recently announced new agreements with Valeant Pharmaceuticals under which Valeant licensed Zeatin, a patented analogue of Kinetin, on an exclusive basis throughout the world, and announced the commencement of clinical trials on a new cytokinin code named PRK124, pre-clinical testing of another new active ingredient code named AK801 and advanced screening of 13 other new active ingredients. Senetek’s researchers at the University of Aarhus, Denmark, also are collaborating with a broad range of academic and government-based research enterprises, including The Institute of Experimental Botany of the Czech Academy of Sciences, and with the Department of Dermatology, University of California at Irvine, to identify and evaluate additional new biologically active compounds for this high growth field.

Visit Senetek PLC’s Web site at http://www.senetekplc.com.

Senetek PLC Investor Relations Contact:

1-707-226-3900 ext. 102

E-Mail: Pknopick@eandecommunications.com

Safe Harbor Statement:

This news release contains statements that may be considered ‘forward-looking statements’ within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those that might be suggested by such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company’s Annual Report on Form 10-K for the year 2004.

However, the Company necessarily can give no assurance that it has identified or will identify all of the factors that may result in any particular forward-looking statement materially differing from actual results, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.